                                                               EXHIBIT 99-B.8.63

                               FOURTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS FOURTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Fourth Amendment") is made and entered into as of the 21st day of September, 1998, by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH:

     WHEREAS, the Company and the Underwriter are parties to a Participation Agreement, dated February 17, 1994, as amended by the First Amendment to Participation Agreement dated as of February 1, 1995, the Second Amendment to Participation Agreement dated as of May 1, 1995, the Third Amendment to Participation Agreement dated as of November 1, 1995 (the "Third Amendment");

     WHEREAS, the Company and the Underwriter now desire to modify the Original Agreement to add Fidelity Advisor Equity Growth Fund to Schedule A.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto and dated September 21, 1998;

2. The Original Agreement, as supplemented by the Third Amendment and this Fourth Amendment, is ratified and confirmed; and

3. This Fourth Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.


AETNA LIFE INSURANCE AND                  FIDELITY DISTRIBUTORS
ANNUITY COMPANY                           CORPORATION


By:     /s/ Laurie M. LeBlanc             By:     /s/ Kevin J. Kelly
       -------------------------------           ----------------------------
        Laurie M. LeBlanc                         Kevin J. Kelly

Title:  Vice President                    Title:  Vice President
       -------------------------------           ----------------------------

Date:   9/29/98                           Date:   9/22/98
       -------------------------------           ----------------------------

                                   SCHEDULE A

                      POLICY FORM NUMBERS OF
                         CONTRACTS ISSUES
 NAME OF SEPARATE        THROUGH SEPARATE         SEPARATE ACCOUNT INVESTS IN ALL THE
     ACCOUNT                 ACCOUNT                       FUNDS SHOWN BELOW
---------------------------------------------------------------------------------------
Separate Account F    G-CDA-ID(DCF)              Advisor Overseas Fund
                      GF-PVA-IC                  Fidelity Equity Income Fund (formerly
                      GFA-PVA-IC                   Advisor Equity Portfolio Growth Fund)
                      G-CDA-94 (DCF)(CA)         Advisor Strategic Opportunities Fund
                                                 Advisor High Yield Fund
                                                 Advisor Balanced Fund (formerly Advisor
                                                   Income & Growth Fund)
                                                 Advisor Government Investment Fund
                                                 Advisor Growth Opportunities Fund
                                                 Advisor Natural Resources Fund
                                                   (formerly Advisor Global Resources
                                                   Fund)
                                                 Advisor Equity Growth Fund
                                                 * Fidelity Magellan Fund
                                                 * Fidelity Puritan Fund
                                                 * Fidelity Retirement Growth Fund

Any state variation of the above-referenced contracts are considered included on this Schedule A.

*These Funds are only available for use with policy form number G-CDA94(DCF(CA) and are only available to those participants who were invested in them prior to November 1, 1995 in connection with the Deferred Compensation Plan of the County of San Bernardino, California.


Date of Amendment:  SEPTEMBER 21, 1998


DATE OF AMENDMENT TO SCHEDULE A: OCTOBER 10, 2000

                               FOURTH AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS FOURTH AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Fourth Amendment") is made and entered into as of the 21st day of SEPTEMBER, 1998, by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

     WHEREAS, the Company and the Underwriter are parties to a Participation Agreement, dated February 17, 1994 (the "Original Agreement"), as supplemented by the First Amendment to Participation Agreement dated as of February 1, 1995, the Second Amendment to Participation Agreement dated as of May 1, 1995 and the Third Amendment to Participation Agreement dated as of November 1, 1995 (the "Third Amendment");

     WHEREAS, the Company and the Underwriter now desire to modify the Original Agreement to add Fidelity Advisor Equity Growth Fund to Schedule A.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto and dated SEPTEMBER 21, 1998;

2. The Original Agreement, as supplemented by the Third Amendment and this Fourth Amendment, is ratified and confirmed; and

3. This Fourth Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.

AETNA LIFE INSURANCE AND                  FIDELITY DISTRIBUTORS
ANNUITY COMPANY                           CORPORATION

By:     /s/ Laurie M. LeBlanc             By:     /s/ Kevin J. Kelly
       ---------------------------------         -----------------------------

Title:  Vice President                    Title:  Vice President
       ---------------------------------         -----------------------------

Date:   9/29/98                           Date:   9/22/98
       ---------------------------------         -----------------------------

                                   SCHEDULE A

                      POLICY FORM NUMBERS OF
                         CONTRACTS ISSUED
 NAME OF SEPARATE        THROUGH SEPARATE         SEPARATE ACCOUNT INVESTS IN ALL THE
     ACCOUNT                 ACCOUNT                       FUNDS SHOWN BELOW
---------------------------------------------------------------------------------------
Separate Account F    G-CDA-ID(DCF)              Advisor Overseas Fund
                      GF-PVA-IC                  Fidelity Equity Income Fund (formerly
                      GFA-PVA-IC                   Advisor Equity Portfolio Income Fund)
                      G-CDA-94 (DCF)(CA)         Advisor Strategic Opportunities Fund
                                                 Advisor High Yield Fund
                                                 Advisor Balanced Fund (formerly Advisor
                                                   Income & Growth Fund)
                                                 Advisor Government Investment Fund
                                                 Advisor Growth Opportunities Fund
                                                 Advisor Natural Resources Fund
                                                   (formerly Advisor Global Resources
                                                   Fund)
                                                 Advisor Equity Growth Fund
                                                 * Fidelity Magellan Fund
                                                 * Fidelity Puritan Fund
                                                 * Fidelity Retirement Growth Fund

Any state variation of the above-referenced contracts are considered included on this Schedule A.

*These Funds are only available for use with policy form number
G-CDA-94(DCF)(CA) and are only available to those participants who were invested in them prior to November 1, 1995 in connection with the Deferred Compensation Plan of the County of San Bernardino, California.


Date of Amendment: SEPTEMBER 21 , 1998

                               THIRD AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS THIRD AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Third Amendment") is made and entered into as of the 1st day of November, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

     WHEREAS, the Company and the Underwriter are parties to a Participation Agreement, dated February 17, 1994 (the "Original Agreement"), as supplemented by the First Amendment to Participation Agreement dated as of February 1, 1995 and the Second Amendment to Participation Agreement dated as of May 1, 1995;

     WHEREAS, the Company and the Underwriter now desire to modify the Original Agreement to add an additional Contract bearing policy form number G-CDA-94
(DCF)(CA) ("New Contract") under which shares of certain open-end investment companies distributed by the Underwriter and registered under the Investment Company Act of 1940, as amended, will be made available (individually, the "Fund" and collectively, the "Funds");

     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto effective as of November 1, 1995;

     For the Funds shown on Schedule A that are available only to the New Contract, Sections 1.1 and 1.2 of the Original Agreement are replaced with the following.

     1.1 The Underwriter agrees to make available shares of the Fund(s) indefinitely for purchase by the Company and Account F as investments for the New Contract, executing orders for purchase and redemptions at the net asset value next determined in accordance with the then current prospectus for the Fund, provided that the Company qualifies for any sales load waiver described in the then current prospectus, when such orders for purchases and redemptions are received by the Fund or its designee prior to the Close of Trading on such Business Day. For the purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from Account F on behalf of the New Contracts and receipt by such designee will constitute receipt by the Fund. The Company will place its order for the Funds' shares with the Fund's transfer agent or its designee by 1:00 a.m. Eastern Time of the next following day

          ("Next Following Day"). The Company shall be liable for any such orders received by the Fund's transfer agent after 1:00 a.m. Eastern Time of such Next Following Day, but relating to the prior Business Day which result in dilution of any Fund's net asset value. The Company shall place a redemption or purchase order for each Fund for which it has received orders. If no such orders are received in proper form by Underwriter or its designee with respect to a Business Day, Underwriter may assume, and shall be fully protected in so assuming, that no orders for the purchase, exchange or redemption or Fund shares were received by the Company, for any such Business Day.

     1.2 In the event there are purchases on any Business Day for any Fund, the Company will wire to the Funds' transfer agent by the Close of Trading on the next succeeding day that both the New York Stock Exchange and banks are open for business ("TD + 1) the dollar amount of the net purchases. If the wire is not received by such time, the Funds' transfer agent shall be entitled to compensation from Company for the amount of such purchases plus interest at the annual rate of prime plus 2 percent.

          In the event there is a redemption for a Fund for the day, the Funds' transfer agent will wire to Company by the Close of Trading on TD + 1 the dollar amount of the redemption, subject to the right of each Fund to delay payment in accordance with the terms of its then current prospectus. If the wire is not received by Company by such time, Company will contact the Funds' transfer agent. If it is determined that the Funds' transfer agent was negligent in initiating the wire, the transfer agent will compensate Company for the amount of the overdraft.

          Dividends and capital gains distributions will be automatically reinvested on the payable date at net asset value in accordance with each Fund's then current prospectus.

2. The Original Agreement, as supplemented by this Third Amendment, is ratified and confirmed; and

3. This Third Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.

AETNA LIFE INSURANCE AND                  FIDELITY DISTRIBUTORS
ANNUITY COMPANY                           CORPORATION

By:  /s/ Scott Striegel                   By:  /s/ Kurt A. Lange
    ------------------------------------      --------------------------------
     Scott Striegel                            Name:   Kurt A. Lange
                                                      ------------------------
     Senior Vice President                     Title:  President
                                                      ------------------------

                                   SCHEDULE A

                      POLICY FORM NUMBERS OF
                         CONTRACTS ISSUED
 NAME OF SEPARATE        THROUGH SEPARATE         SEPARATE ACCOUNT INVESTS IN ALL THE
     ACCOUNT                 ACCOUNT                       FUNDS SHOWN BELOW
---------------------------------------------------------------------------------------
Separate Account F    G-CDA-ID(DCF)              Advisor Overseas Fund
                      GF-PVA-IC                  Advisor Equity Portfolio Income Fund
                      GFA-PVA-IC                 Advisor Strategic Opportunities Fund
                      G-CDA-94 (DCF)(CA)         Advisor High Yield Fund
                                                 Advisor Income & Growth Fund
                                                 Advisor Government Investment Fund
                                                 Advisor Growth Opportunities Fund
                                                 Advisor Global Resources Fund
                                                 * Fidelity Magellan Fund
                                                 * Fidelity Puritan Fund
                                                 * Fidelity Retirement Growth Fund

Any state variation of the above-referenced contracts are considered included on this Schedule A.


*These Funds are only available for use with policy form number G-CDA-94
(DCF)(CA) and are only available to those participants who were invested in them prior to November 1, 1995 in connection with the Deferred Compensation Plan of the County of San Bernardino, California.


Date of Amendment: November 1, 1995

                               SECOND AMENDMENT TO
                             PARTICIPATION AGREEMENT

     THIS SECOND AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "Second Amendment") is made and entered into as of the 1st day of May, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (the "Company") a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company (each an "Account") set forth on Schedule A of the Original Agreement (defined below), and FIDELITY DISTRIBUTORS CORPORATION (the "Underwriter"), a Massachusetts corporation.

                                   WITNESSETH

     WHEREAS, the Company and the Underwriter are parties to a Participation Agreement, dated February 17, 1994, as supplemented by First Amendment to Participation Agreement dated as of February 1, 1995 (the "Original Agreement"); and

     WHEREAS, the Company and the Underwriter now desire to modify the Original Agreement to add additional Contracts funded by each Account.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A attached hereto, effective as of May 1, 1995;

2. the Original Agreement, as supplemented by this Second Amendment, is ratified and confirmed; and

3. this Second Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date first above written.


AETNA LIFE INSURANCE AND                  FIDELITY DISTRIBUTORS
ANNUITY COMPANY                           CORPORATION

By:   /s/ Scott Striegel                  By:   /s/ Kurt A. Lange
     -----------------------------------       -------------------------------
      Scott Striegel                            Name:   Kurt A. Lange
                                                       -----------------------
      Senior Vice President                     Title:  President
                                                       -----------------------

                                   SCHEDULE A

                      POLICY FORM NUMBERS OF
                         CONTRACTS ISSUED
 NAME OF SEPARATE        THROUGH SEPARATE           SEPARATE ACCOUNT INVESTS IN ALL THE
     ACCOUNT                 ACCOUNT                         FUNDS SHOWN BELOW
-----------------------------------------------------------------------------------------
Separate Account F         G-CDA-ID(DCF)                  Advisor Overseas Fund
                             GF-PVA-IC             Advisor Equity Portfolio Growth Fund
                            GFA-PVA-IC             Advisor Equity Portfolio Income Fund
                                                   Advisor Strategic Opportunities Fund
                                                         Advisor High Yield Fund
                                                       Advisor Income & Growth Fund
                                                    Advisor Government Investment Fund
                                                    Advisor Growth Opportunities Fund
                                                       Advisor Global Resources Fund

Any state variation of the above-referenced contracts are considered included on this Schedule A.


Date of Amendment: May 1, 1995

                               FIRST AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO THE FUND PARTICIPATION AGREEMENT (the "First Amendment") is made and entered into as of the 1st day of February, 1995, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY ("ALIAC") a Connecticut corporation located at 151 Farmington Avenue, Hartford, Connecticut 06156 and FIDELITY DISTRIBUTORS CORPORATION ("FDC"), principal underwriter of the shares of the Fidelity Advisor Funds and the Money Funds (the "Portfolios"), located at 82 Devonshire Street, Boston, Massachusetts 02109.

                                   WITNESSETH

WHEREAS, ALIAC and FDC are parties to a Fund Participation Agreement, dated February 28, 1994, (the "Original Agreement"); and

WHEREAS, ALIAC and FDC now desire to modify the Original Agreement to add the Fidelity Advisor Global Resources Fund and the Fidelity Advisor Growth Opportunities Fund to Schedule A.

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

1. Schedule A of the Original Agreement is hereby deleted and replaced with Schedule A, dated March 1, 1995.

2. The Original Agreement, as supplemented by this First Amendment, is ratified and confirmed.

3. This First Amendment may be executed in two or more counterparts, which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first above written.


                   AETNA LIFE INSURANCE AND ANNUITY COMPANY

                   By:  /s/ Laura Estes
                       -------------------------------------
                        Laura Estes
                        Senior Vice President


                   FIDELITY DISTRIBUTORS CORPORATION

                   By:  /s/ Kurt A. Lange
                       -------------------------------------
                        Name:   Kurt A. Lange
                               -----------------------------
                        Title:  President
                               -----------------------------

                        FIDELITY DISTRIBUTORS CORPORATION
                                       AND
                    AETNA LIFE INSURANCE AND ANNUITY COMIPANY

                                                                      SCHEDULE A

                           POLICY FORM
                            NUMBERS OF
                         CONTRACTS ISSUED
 NAME OF SEPARATE        THROUGH SEPARATE         SEPARATE ACCOUNT INVESTS IN ALL THE FUNDS
     ACCOUNT                 ACCOUNT                            SHOWN BELOW
-------------------------------------------------------------------------------------------
Separate Account F    EGF-PVU-IC                            Advisor Overseas Fund
                      EGFA-PVU-IC                   Advisor Equity Portfolio Income Fund
                      GF-PVA-IC                     Advisor Equity Portfolio Growth Fund*
                      GFA-PVA-IC                    Advisor Strategic Opportunities Fund*
                                                           Advisor High Yield Fund*
                                                       Advisor Income and Growth Fund*
                                                     Advisor Government Investment Fund*
                                                      Advisor Growth Opportunities Fund
                                                        Advisor Global Resources Fund

*Specifies fund no longer being offered to new customers, existing customers continue to invest in the fund.


Date of Supplement: March 1, 1995

                             PARTICIPATION AGREEMENT

                                     BETWEEN

                        FIDELITY DISTRIBUTORS CORPORATION

                                       AND

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

     THIS AGREEMENT, made and entered into as of this 17th day of February, 1994 by and between AETNA LIFE INSURANCE AND ANNUITY COMPANY, (hereinafter the "Company"), a Connecticut corporation, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time, (each such account hereinafter referred to as an "Account" and collectively as the "Accounts"), and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

     WHEREAS, each Fund set forth on Schedule A hereto (which may be amended from time to time by mutual written consent) engages in business as an open-end management investment company.

     WHEREAS, the beneficial interest in any Fund may be divided into several series of shares, each designated a "Portfolio" as set forth in Schedule A and representing the interest in a particular managed portfolio of securities and other assets; and

     WHEREAS, the Company has established the Accounts, to serve as investment vehicles for the variable annuity contracts and funding agreements offered by the Company set forth on Schedule A (which may be amended from time to time by mutual written consent) ("Contracts"). Selection of a particular investment company may made by the owner of a certificate issued under a Contract ("Certificate") in accordance with the provisions of the applicable Contract; and

     WHEREAS, the Underwriter is registered as a broker/dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended, (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD"); and

     WHEREAS, to the extent permitted by applicable securities and insurance laws and regulations, the Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts.

     NOW, THEREFORE, in consideration of their mutual promises, the Company and the Underwriter agree as follows:

ARTICLE 1. SALE OF FUND SHARES

     1.1. The Underwriter agrees to make available shares of the Portfolios indefinitely for purchase at the applicable net asset value per share next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the order for purchase by the Company and its Accounts on those days on which the applicable Fund calculates its net asset value pursuant to rules of the SEC; provided that the Company qualifies for any sales load waiver described in the then current prospectus for such Portfolio. The Company shall pay for Fund shares on the next Business Day after an order to purchase Fund shares is made. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission. Payment shall be in federal funds transmitted by wire. Upon receipt by a Fund of the federal funds so wired, for purposes of Section 2.6 such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. The Funds shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange is open for trading and to make their net asset values available to the Company by 7 p.m. Boston time. Notwithstanding the foregoing, the Board of Trustees of the Funds (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

     1.2. Each Fund, on behalf of its Portfolios, agrees to redeem for cash, on the Company's request, any full or fractional shares of the Portfolios held by the Company, executing such requests on a daily basis at the net asset value next computed in accordance with the then current prospectus for the applicable Fund after receipt by the applicable Fund of the request for redemption.

     1.3. The Company agrees that all net amounts available under the Contracts shall be invested in the Portfolios, or in the Company's general account, provided that such amounts may also be invested in an investment company other than the Portfolios if (a) such other investment company, or series thereof, has investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios; or (b) the Company gives the Underwriter 60 days written notice of its intention to make such other investment company available as a funding vehicle for the Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Underwriter prior to their signing this Agreement; or (d) the Underwriter consents to the use of such other investment company.

     1.4. Issuance and transfer of the Portfolios' shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Portfolios will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

     1.5. The Funds shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Funds' shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Funds shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

     1.6. The Company shall not redeem Fund shares attributable to the Contracts (as opposed to shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner or other appropriate persons' initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or legal precedent of general application (hereinafter referred to as "Legally Required Redemptions"). Upon request, the Company will promptly furnish to the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts or any retirement arrangement ("plans") funded thereby, the Company shall not prevent Contract Owners or other appropriate persons, as the case may be, from allocating payments to a Fund that was otherwise available under the Contracts or the plans, as appropriate, without first giving the Underwriter 90 days notice of its intention to do so.

ARTICLE II. REPRESENTATIONS AND WARRANTIES

     2.1. The Company represents and warrants that the Contracts and any Certificates issued thereunder are or will be registered under the Securities Act of 1933 ("1933 Act") or are exempt from registration thereof; that the Contracts and Certificates will be issued and sold in compliance in all material respects with all applicable Federal and State laws and that the sale of the Contracts and Certificates shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under
Section 38a-433 of the Connecticut Insurance Code and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the Investment Company Act of 1940 ("1940 Act") to serve as a segregated investment account for the Contracts, or is both exempt from registration thereunder and is not an investment company for any purpose under the 1940 Act, particularly Section 12(d) thereof.

     2.2. The Underwriter represents that each Fund is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that any Fund ceased to so qualify or might not so qualify in the future.

     2.3. The Company represents that the Contracts and Certificates are currently treated as annuity contracts or funding agreements under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Underwriter immediately upon having a reasonable basis for believing that the Contracts or Certificates have ceased to be so treated or that they might not be so treated in the future.

     2.4. The Underwriter makes no representation as to whether any aspect of any Fund's operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

     2.5. The Underwriter represents and warrants that it is a member in good standing of the NASD and is registered as a broker-dealer with the SEC. The Underwriter further represents that it will sell and distribute the Fund shares in accordance with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

     2.6. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds, in an amount not less than $2 million. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

     2.7. The Underwriter represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Connecticut and all applicable federal and state securities laws and that the Funds are and shall remain registered under the 1940 Act. The Underwriter agrees that the Funds shall amend the Registration Statements for their shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of their shares. The Funds shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Underwriter.

     2.8. The Underwriter represents that each Fund is lawfully organized and validly existing under the laws of its state of domicile and that they do and will comply in all material respects with the 1940 Act.

     2.9. The Underwriter represents and warrants that the Funds' investment adviser is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Funds' investment adviser shall perform its obligations for the Funds in compliance in all material respects with the laws of the State of Connecticut and any applicable state and federal securities laws.

     2.10. The Underwriter represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid Bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. PROSPECTUSES AND PROXY STATEMENTS; VOTING

     3.1. To the extent required by applicable law, the Company will distribute to Certificate owners all proxy material furnished by the Funds and will vote Portfolio shares in accordance with instructions received from those Certificate owners with Certificate value allocated to Portfolio shares. If not so required, then the Company shall be required to distribute such materials only to Contract Owners or other appropriate persons. The Company shall vote Portfolio shares for which no instructions have been received in the same proportion as shares for which such instructions have been received from Certificate owners. The Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for Portfolio shares held by Certificate owners.

ARTICLE IV. SALES MATERIAL AND INFORMATION

     4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter or its designee, each piece of sales literature or other promotional material in which any Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Underwriter or its designee objects to such use within fifteen Business Days after receipt of such material.

     4.2. The Company shall not give any information or make any representations or statements on behalf of any Fund or concerning any Fund in connection with the sale of the Contracts and Certificates other than the information or representations contained in the registration statement or prospectus for such Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for such Fund, or in sales literature or other promotional material approved by the Underwriter or its designee, except with the permission of the Underwriter or its designee.

     4.3. Sales literature in which any Fund or its investment advisor is named shall be submitted to the SEC or NASD for review as required by applicable law. Copies of any comments received shall be sent to the Underwriter or its designee.

     4.4. The Underwriter or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or any Account is named, at least fifteen Business Days prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen Business Days after receipt of such material.

     4.5. The Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, any Account, the Contracts or the Certificates other than the information or representations in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

     4.6. The Company will provide to the Underwriter at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or any Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities.

     4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (I.E., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some .or all agents or employees, and registration statements, prospectuses, Statements of Additional Information, shareholder reports, and proxy materials.

ARTICLE V. FEES AND EXPENSES

     5.1. The Underwriter shall pay no fee or other compensation to the Company under this agreement, except that if a Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Underwriter in writing and such payments will be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter.

     5.2. Each Fund shall bear the expenses for the cost of registration and qualification of its shares, preparation and filing of its prospectus and registration statement, proxy materials and reports. The Underwriter shall provide to the Company one copy for each Account of each Fund's prospectus, proxy materials and reports. The Company shall provide, at its own expense unless otherwise agreed to in writing by the Company and any affiliate of the Underwriter, a copy of such prospectuses, proxy materials and reports to Certificate owners who have allocated a portion of their Certificate value to the applicable Fund. In addition, the Company shall not permit any Certificate owner to allocate any portion of their Certificate value to a Fund unless prior to such allocation such Certificate owner has received a copy of the Fund's current prospectus.

ARTICLE VI. INDEMNIFICATION

     6.1. INDEMNIFICATION BY THE COMPANY

     6.1(a). The Company agrees to indemnify and hold harmless each Fund and each trustee of the Board and officers and each person, if any, who controls any Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund's shares, the Contracts or the Certificates and arise out of or result from or are based upon:

          (i) any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement or prospectus for the Contracts or contained in the Contracts or Certificates or sales literature for the Contracts or Certificates (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of any Fund for use in the Registration Statement or prospectus for the Contracts or Certificates or in the Contracts or Certificates or sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Certificates or any Fund shares; or

          (ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature of any Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Certificates or any Fund Shares; or

          (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature of any Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Underwriter by or on behalf of the Company; or

          (iv) failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

          (v) material breach of any representation and/or warranty made by the Company in this Agreement or any other material breach of this Agreement by the Company.

     6.1(b). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.1(c). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of any Fund's Shares or the Contracts or Certificates or the operation of any Fund.

     6.2. INDEMNIFICATION BY THE UNDERWRITER

     6.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of any Fund's shares or the Contracts or Certificates and arise out of or result from or are based upon any:

          (i) untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or prospectus or sales literature of any Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Underwriter by or on behalf of the Company for use in the Registration Statement or prospectus for any Fund or in sales literature (or any amendment or supplement thereto) or otherwise use in connection with the sale of the Contracts or Certificates or any Fund shares; or

          (ii) statements or representations (other than statements or representations contained in the Registration Statement, prospectus or sales literature for the Contracts or Certificates not supplied by the Underwriter or persons under its control) or wrongful conduct of any Fund, or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Certificates or any Fund shares; or

          (iii) untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, prospectus, or sales literature covering the Contracts or Certificates, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of any Fund; or

          (iv) failure by any Fund to provide the services and furnish the materials under the terms of this Agreement; or

          (v) material breach of any representation and/or warranty made by the Underwriter in this Agreement or any other material breach of this Agreement by the Underwriter.

     6.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     6.2(c). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or Certificates or the operation of any Account.

ARTICLE VII. APPLICABLE LAW

     7.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     7.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE VIII. TERMINATION

     8.1. This Agreement shall continue in full force and effect until the first to occur of:

     (a) termination by any party for any reason on sixty (60) days' advance written notice delivered to the other parties; or

     (b) termination by the Company by written notice to the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; or

     (c) termination by the Company by written notice to the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

     (d) termination by the Company by written notice to the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that such Fund may fail to so qualify; or

     (e) termination by the Underwriter by written notice to the Company, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

     (f) termination by the Company by written notice to the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

     8.2. Notwithstanding any termination of this Agreement, the Underwriter shall, at the option of the Company, continue to make available additional shares of the Funds pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement.

ARTICLE IX. NOTICES

     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to the Underwriter:
                  82 Devonshire Street
                  Boston, Massachusetts 02109
                  Attention: Treasurer

     If to the Company:

     Aetna Life Insurance and Annuity Company
     151 Farmington Avenue, Conveyor RTAI
     Hartford, CT 06156
     Attn:  Drew Lawton

ARTICLE X. MISCELLANEOUS

     10.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and Certificates and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until after such time, if any, as it has come into the public domain.

     10.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

     10.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under, state and federal laws.

     10.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

     10.8. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee copies of the following reports:

     (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP")), as soon as practical and in any event within 90 days after the end of each fiscal year;

     (b) the Company's quarterly statements (statutory and GAAP), as soon as practical and in any event within 45 days after the end of each quarterly period;

     (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/ or policyholders, as soon as practical after the delivery thereof to stockholders;

     (d) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

     (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

     10.9. All persons dealing with any Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders of any Fund assume any personal liability for obligations entered into or on behalf of the Fund.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.


Company:                                  Underwriter:


AETNA LIFE INSURANCE AND ANNUITY COMPANY  FIDELITY DISTRIBUTORS CORPORATION
By its authorized officer,                By its authorized officer,

By:     /s/ Shaun P. Mathews              By:     /s/ Kurt A. Lange
       ---------------------------------         -----------------------------

Title:  Senior VP                         Title:  President
       ---------------------------------         -----------------------------

Date:   2/18/94                           Date:   2/28/94
       ---------------------------------         -----------------------------

                                   SCHEDULE A

                            POLICY FORM NUMBERS OF CONTRACTS    SEPARATE ACCOUNT INVESTS IN ALL
NAME OF SEPARATE ACCOUNT    ISSUED THROUGH SEPARATE ACCOUNT     THE FUNDS SHOWN BELOW
-----------------------------------------------------------------------------------------------
Separate Account F          EGF-PVU-IC                          Advisor Overseas Fund
                            EGFA-PVU-IC                         Advisor Equity Portfolio Growth Fund
                                                                Advisor Equity Portfolio Income Fund
                                                                Advisor Strategic Opportunities Fund
                                                                Advisor High Yield Fund
                                                                Advisor Income & Growth Fund
                                                                Advisor Government Investment Fund